Exhibit 99.4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T02051-S44470 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! RE/MAX HOLDINGS, INC. 2. To adopt the Arrangement Agreement and Plan of Merger (as may be amended, modified, supplemented or waived from time to time, the "Merger Agreement") by and among REMAX, The Real Brokerage Inc., Rome Wildlife, Inc., Wildlife Acquisition I Corp., Wildlife Acquisition II LLC and 1587802 B.C. Unlimited Liability Company (the "Merger Proposal"); 3. To approve, by nonbinding, advisory vote, compensation that will or may become payable to REMAX’s named executive officers in connection with the transactions contemplated by the Merger Agreement; and 4. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance Proposal or adopt the Merger Proposal. 1. To approve the issuance of shares of Class A common stock of RE/MAX Holdings, Inc. ("REMAX") to stockholders of RIHI, Inc. ("RIHI") pursuant to the Agreement and Plan of Merger by and among REMAX, RIHI, Rhino Merger Sub I, Inc., and Rhino Merger Sub II, LLC (the "Share Issuance Proposal"); The Board of Directors recommends you vote FOR the following proposals: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. SCAN TO VIEW MATERIALS & VOTEw RE/MAX HOLDINGS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RMAX2026SM You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T02052-S44470 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. RE/MAX HOLDINGS, INC. Special Meeting of Stockholders August 14, 2026, 8:00 am Mountain Time This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors for the Special Meeting of Stockholders to be held on August 14, 2026. The undersigned hereby appoints Karri Callahan and Susan Winders, and any of them, each with full power of substitution, as proxies to represent the undersigned and vote all shares of Class A or Class B Common Stock of RE/MAX Holdings, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Stockholders to be held online at www.virtualshareholdermeeting.com/RMAX2026SM on August 14, 2026 at 8:00 am (Mountain Time) and at any adjournments or postponements thereof. When properly executed, this proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" Proposals 1, 2, 3, and 4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting. Continued and to be signed on reverse side